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                                                                     Exhibit 1.1

                        [Form of Underwriting Agreement]

   97,878,780 American Depositary Shares each representing 50 ordinary shares
                    (par value US$0.0004 per ordinary share)

                      and 4,893,939,000 ordinary shares of

              Semiconductor Manufacturing International Corporation

                             UNDERWRITING AGREEMENT

                                                                  March 11, 2004

Credit Suisse First Boston LLC
   Eleven Madison Avenue
   New York, N.Y. 10010-3629

Deutsche Bank Securities Inc.
   60 Wall Street
   New York, NY 10005

         As representatives of the several U.S. Underwriters

Credit Suisse First Boston (Hong Kong) Limited
   45/F, Two Exchange Square
   8 Connaught Place
   Central, Hong Kong

Deutsche Bank AG, Hong Kong Branch
   55th Floor, Cheung Kong Center,
   2 Queen's Road Central, Hong Kong

         As representatives of the several International Underwriters

Dear Sirs:

     1. Introductory. (a) Semiconductor Manufacturing International Corporation, a Cayman Islands company limited by shares ("Company"), proposes to: issue and sell to the several U.S. Underwriters named in Schedule A hereto ("U.S. Underwriters") . American Depositary Shares ("ADSs") and the shareholders listed in Schedule B hereto ("Selling Shareholders") propose severally to sell to the U.S. Underwriters an aggregate of . ADSs (together with the ADSs being sold by the Company, "U.S. Firm Securities in ADS form"), each ADS representing 50 of the Company's ordinary shares, par value US$0.0004 per share ("Securities"), all or part of which may be delivered in ordinary form at the U.S. Underwriters' election as hereinafter provided ("U.S. Offering"), and (b) the Company proposes to issue and sell to the several International Underwriters named in Schedule C hereto ("International Underwriters") . ADSs and the Selling Shareholders propose severally to sell to the International Underwriters an aggregate of . ADSs ("International Firm Securities in ADS form") each ADS representing 50 Securities, all or part of which may be delivered in ordinary form at the International Underwriters' election as hereinafter provided ("International Offering"). The U.S. Firm Securities in ADS form and any Securities delivered in lieu thereof as herein provided are hereinafter called the "U.S. Firm Securities" The International Firm Securities in ADS form and any Securities delivered in lieu thereof as herein provided are hereinafter called the "International Firm Securities". As more fully described in the Prospectus (as defined herein) under the heading "Underwriting," as part of the offering contemplated by this Agreement, Deutsche Bank Securities Inc., in its capacity as designated underwriter, ("Designated Underwriter") has agreed to reserve for the benefit of the Company's directors, officers,

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employees and other parties associated with the Company (collectively,
"Participants") a portion of Firm Securities (as defined herein) allocated to it under this Agreement of up to 5,151,520 ADSs (the "Directed Shares" and such sale, the "Directed Share Program"). Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Designated Underwriter as set forth in the Prospectus.

     It is understood that, subject to the conditions hereinafter stated: (a) . shares of U.S. Firm Securities will be sold to the several U.S. Underwriters named in Schedule A hereto in connection with the offering and sale of such U.S. Firm Securities in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Underwriters of even date herewith) and (b) . shares of International Firm Securities will be sold to the several International Underwriters named in Schedule C hereto in connection with the offering and sale of such International Firm Securities outside the United States and Canada to persons other than United States and Canadian Persons. The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts ("ADRs") to be issued pursuant to a Deposit Agreement to be dated as of March [18], 2004 (the "Deposit Agreement"), to be entered into among the Company, JPMorgan Chase Bank, as depositary (the "Depositary"), and all holders from time to time of the ADRs. Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. shall act as the representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Credit Suisse First Boston (Hong Kong) Limited and Deutsche Bank AG, Hong Kong Branch shall act as the representatives (the "International Representatives" and, together with the U.S. Representatives, the "Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters".

     In addition, as set forth below the Selling Shareholders propose to sell:
(a) to the U.S. Underwriters, at the option of the U.S. Underwriters, an aggregate of not more than . additional ADSs ("U.S. Optional Securities in ADS form"), all or part of which may be delivered in ordinary form at the U.S. Underwriters' election as hereinafter provided, and (b) to the International Underwriters, at the option of the International Underwriters, an aggregate of not more than . additional ADSs ("International Optional Securities in ADS form"), all or part of which may be delivered in ordinary form at the International Underwriters' election as hereinafter provided. The U.S. Optional Securities in ADS form and any Securities delivered in ordinary form in lieu thereof as herein provided are hereinafter called the "U.S. Optional Securities". The International Optional Securities in ADSs form and any Securities delivered in ordinary form in lieu thereof as herein provided are hereinafter called the "International Optional Securities".

     The U.S. Firm Securities and the U.S. Optional Securities are hereinafter called the "U.S. Securities"; the International Firm Securities and the International Optional Securities are hereinafter called the "International Securities"; the U.S. Firm Securities and the International Firm Securities are hereinafter called the "Firm Securities"; the U.S. Optional Securities and the International Optional Securities are hereinafter called the "Optional Securities". The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities", and the Offered Securities and the Hong Kong Securities (as defined below), are collectively referred to as the "Global Offered Securities". Whenever computations are contemplated herein that involve both numbers of ADSs and numbers of Securities in ordinary form, they shall be made on a consistent basis, by first converting the number of ADSs into the number of Securities in ordinary form they represent.

     It is further understood that the Company has entered into an underwriting agreement, dated March 5, 2004 (the "Hong Kong Underwriting Agreement"), with respect to the underwriting of the offering by the Company of an aggregate of 257,576,000 Securities, subject to adjustment (the "Hong Kong Securities"), to the public in Hong Kong by certain underwriters in Hong Kong (the "Hong Kong Underwriters") for whom Credit Suisse First Boston (Hong Kong) Limited and Deutsche Bank AG, Hong Kong Branch, are acting as representatives (the "Hong Kong Representatives") pursuant to a Hong Kong prospectus dated March 8, 2004, (the "Hong Kong Prospectus"). The offering of the Hong Kong Securities by the Company is referred to herein as the "Hong Kong Public Offering". The Hong Kong Prospectus is being used in connection with the Hong Kong Public Offering pursuant to the Hong Kong

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Underwriting Agreement and contains substantially the same information included in the U.S. Prospectus and International Offering Circular (each as defined below) and certain supplemental pages. The Hong Kong Public Offering, the U.S. Offering and the International Offering are collectively referred to herein as the "Global Offering". Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another. It is understood that the Company is not obligated to sell, and the Underwriters are not obligated to purchase, any Firm Securities unless the Hong Kong Underwriting Agreement shall have become unconditional in all respects in accordance with its terms and shall not have been terminated.

     To provide for the coordination of their activities, the U.S. Underwriters, the Hong Kong Underwriters and the International Underwriters have entered into an agreement among U.S. Underwriters, Hong Kong Underwriters and International Underwriters which permits them, among other things, to sell the Offered Securities to each other for purposes of resale, and provides for certain other matters ("Intersyndicate Agreement").

     Three forms of offering documents are to be used in connection with the offering and sale of ADSs under this Agreement: (i) The U.S. Prospectus (as defined herein) which relates to the U.S. Offering, (ii) the Japanese Prospectus (as defined herein) relating to a public offering without listing of the Securities in Japan ("Japanese POWL") as part of the International Offering and
(iii) an offering circular relating to the International Offering excluding the portion of the Global Offering relating to the Japanese POWL ("International Offering Circular"). The U.S. Prospectus will be substantially identical to the International Offering Circular except for substitute cover pages and a limited number of changes in the Prospectuses. The Japanese Prospectus is prepared in the Japanese language in accordance with the Securities and Exchange Law of Japan. The Japanese Final Prospectus (as defined herein) is prepared, in principle, based on the information included in the U.S. Prospectus, International Offering Circular and the Hong Kong Prospectus with such omissions and additions as appropriate for the purpose of the Japanese POWL. The U.S. Prospectus, the International Offering Circular and the Japanese Prospectus are collectively referred to as the "Prospectuses."

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

          (a) A registration statement (No. 333-112720) relating to the U.S. Securities in ordinary form, including a form of prospectus relating to the U.S. Securities, has been filed with the United States Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended ("Act"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the U.S. Securities in ordinary form may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the U.S. Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the U.S. Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it

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     does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Securities as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "U.S. Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, each conforms, and at the time of filing of the U.S. Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the U.S. Prospectus is included, each Registration Statement and the U.S. Prospectus will conform, in all material respects to the applicable requirements of the Act and the Rules and Regulations, and none of such documents nor the U.S. Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the U.S. Prospectus will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated

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     therein or necessary to make the statements therein not misleading, and no
     Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the U.S. Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof.

          (c) A registration statement on Form F-6 (No. 333-112725) relating to the ADSs has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the "ADS Registration Statement"); the ADS Registration Statement has been declared effective under the Act and as of its effective date, complied or will comply, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the applicable requirements of the Act and the Rules and Regulations, and did not or will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Hong Kong Prospectus, as well as all other documents and notices filed with the Stock Exchange of Hong Kong Limited ("Hong Kong Stock Exchange") conform, in all respects to the applicable requirements of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong), the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), any other applicable Hong Kong government regulations or legislation, the Company Law and The Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (the "Hong Kong Listing Rules") and all other rules and regulations of the Hong Kong Stock Exchange.

          (e) The Company has been duly incorporated and is a validly existing company limited by shares in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business in a manner presently conducted and as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (f) The Company's Articles of Association comply with the requirements of the Hong Kong Listing Rules and applicable laws of the Cayman Islands, including the Companies Law (2003 Revision), and are in full force and effect. Neither the Company nor any of SMIC Shanghai, SMIC Beijing, SMIC Tianjin, SMIC Americas, SMIC Japan and SMIC Europe (the "Subsidiaries") is
     (A) in violation of its Memorandum of Association or Articles of Association (or other constitutive documents) or (B) in default of the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed or trust, loan or credit agreement, note, license, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets may be subject (and no event has occurred which, with the giving of notices or lapse of time or both, would constitute such default). Neither the Company nor any of its subsidiaries has taken any action nor have any steps been taken or legal, legislative, or administrative proceedings been started or threatened (x) to wind up, dissolve, or eliminate the Company or any of its subsidiaries or (y) to withdraw, revoke or cancel the Company's or any of its subsidiaries' licenses, other than the withdrawal of the Company's license to do business in the State of California.

          (g) Schedule D hereto correctly identifies each of the subsidiaries of the Company incorporated or established in the People's Republic of China ("PRC") (each a "PRC subsidiary"). Each PRC subsidiary is a wholly owned subsidiary of the Company, duly

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     incorporated and is validly existing under the laws of the PRC with full legal right, power and authority (corporate or other) to own, use, lease and operate its properties, conduct its business in the manner presently conducted and, if such manner is described in the Prospectuses, as described in the Prospectuses, and is duly qualified to conduct business in each jurisdiction in which it conducts business and, except as disclosed in the Prospectuses, is duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Each PRC subsidiary has been duly established as a wholly foreign-owned enterprise with limited liability legal person status under the laws and regulations of the PRC and (i) all approvals, permits, licenses, registrations and qualifications required by the laws and regulations of the PRC for establishing a wholly foreign-owned enterprise have been duly obtained from appropriate government authorities of the PRC in connection with the establishment of each PRC subsidiary and all such approvals, permits, licenses, registrations and qualifications are subsisting with no charge, amendment or limitation which is reasonably likely to have a Material Adverse Effect; (ii) with respect to Semiconductor Manufacturing International (Shanghai) Corporation ("SMIC Shanghai"), the entire amount of registered capital as stated in its articles of association and business license as amended from time to time has been fully and timely contributed by the Company, verified by qualified independent accounting firms confirming the Company's contribution of the entire amount of registered capital of SMIC Shanghai, and filed and registered with relevant PRC registration authorities. The Company's equity interest in SMIC Shanghai is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity in favor of any third party. With respect to Semiconductor Manufacturing International (Beijing) Corporation ("SMIC Beijing"), the Company has contributed the first installment payment to the registered capital of SMIC Beijing, which installment has been verified by a qualified independent accounting firm, and filed and registered with relevant PRC registration authorities. The Company's equity interest in SMIC Beijing is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity in favor of any third party. The balance is required to be paid up prior to July 25, 2004. In connection with Semiconductor Manufacturing International (Tianjin) Corporation ("SMIC Tianjin"), a monetary portion of the first installment of its registered capital has been fully paid up and verified by a qualified independent accounting firms confirming the Company's contribution of same, and the second installments are required to be contributed by the Company prior to December 31, 2005. Except as disclosed in the Prospectuses, the Company's interest in SMIC Tianjin is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity in favor of any third party;(iii) the articles of association of each PRC subsidiary comply with all applicable laws and regulations of the PRC and have been approved by relevant PRC governmental authorities and are in full force and effect; (iv) SMIC Tianjin is under no regulatory requirement for an annual review due to its recent establishment. SMIC Shanghai has passed its 2001 annual examination and is deemed to have passed its 2002 annual examination due to the registration authorities' issuance of a new business license reflecting its increase in registered capital. SMIC Beijing has passed its 2002 annual examination by governmental authorities. Neither SMIC Shanghai nor SMIC Beijing has been found to have any deficiency or default under applicable PRC laws and regulations, and both SMIC Shanghai and SMIC Beijing have timely received all requisite certifications from each applicable governmental authority in respect of such annual examinations; (v) SMIC Shanghai is duly accredited as an integrated circuit production enterprise under the laws and regulations of the PRC, and is entitled to preferential industrial and taxation policies promulgated by the State Council of the PRC as described in the Prospectuses. SMIC Beijing and SMIC Tianjin have not yet received accreditation as integrated circuit production enterprises, and the Company expects SMIC Beijing and SMIC Tianjin to timely receive, their respective accreditation as integrated circuit production enterprise.

          (h) Schedule E hereto correctly identifies each of the material subsidiaries of the Company incorporated or established in jurisdictions other than the PRC (each a "non-PRC subsidiary"). Each non-PRC subsidiary of the Company has been duly incorporated or established and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and conduct its

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     business as described in the Prospectuses; and each non-PRC subsidiary of the Company is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each non-PRC subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each non-PRC subsidiary owned by the Company, directly or through subsidiaries, is owned free from and clear of all liens, charges, encumbrances and defects.

          (i) The authorized, issued and outstanding capital stock of the Company as of the date indicated in the Prospectuses is set forth under the heading "Actual" and, after giving effect to the adjustments set forth in the Prospectuses will be set forth under the heading "Pro Forma" and, after giving effect to the Global Offering and the adjustments set forth in the Prospectuses, will be set forth under the heading "Pro Forma, As Adjusted", in each case under the caption "Capitalization." The shares of outstanding capital stock of the Company have been issued in compliance with all applicable securities laws, including U.S. federal and state securities laws. Except as disclosed in the Prospectuses there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, rights, convertible securities or obligations. The Global Offered Securities, and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are other than as disclosed in the Prospectuses, and, when the Offered Securities have been delivered, and paid for in accordance with this Agreement on each Closing Date (as defined below) and when the Hong Kong Securities have been delivered and paid in accordance with the Hong Kong Underwriting Agreement and on the terms of the Hong Kong Prospectus, the Global Offered Securities in ordinary form will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectuses; the holders of the Global Offered Securities in ordinary form, (including the Depositary, which will hold Securities on behalf of holders from time to time of ADRs which evidence ADSs), against payment of the purchase price in accordance with this Agreement and the Hong Kong Underwriting Agreement on each Closing Date will be, except subject to the terms and provisions of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum of Association and Articles of Association of the Company and Cayman Islands law; there are no restrictions on transfers of the Global Offered Securities, except as disclosed in the Prospectuses; the Securities may be freely deposited by the Company with the Depositary against issuance of ADRs as contemplated in the Deposit Agreement; and the Global Offered Securities are freely issuable and transferable by or on behalf of the Company to or for the account of the several Underwriters.

          (j) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, when duly and validly authorized, executed and delivered by the Depositary, will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity and except as enforcement thereof may be limited with respect to the indemnification provisions contained in
     Section 16 thereof; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Securities in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectuses.

          (k) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Global Offering.

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          (l) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (m) The ADSs have been approved for listing on The New York Stock Exchange, subject to official notice of issuance; and the Offered Securities in ordinary form, including those underlying the ADSs, have been approved in principle for listing and permission to deal on the Hong Kong Stock Exchange. The formal approval for listing and permission to deal is expected to be granted by March 18, 2004, but in no event later than April 7, 2004.

          (n) No consent, approval, authorization, or order of, clearance by, or registration or filing with, any governmental agency or body or any court or any stock exchange is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Deposit Agreement or this Agreement in connection with the issuance and sale of the Global Offered Securities by the Company, including the deposit of any Securities represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, the listing of all of the Company's Securities (including the Global Offered Securities) in ordinary form on the Hong Kong Stock Exchange and the listing of the ADSs on the New York Stock Exchange, the offer of the Hong Kong Securities, except such consents, approvals, authorizations orders, clearances, registrations or filings, as have been obtained or made and are in full force and effect under the Act, the Japanese Rules and Regulations (as defined herein) and such as may be required under applicable state securities laws, blue sky laws in the United States, Hong Kong, the Cayman Islands and the Foreign Exchange and Foreign Trade Law of Japan and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (o) Except as disclosed in the Prospectuses, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Global Offered Securities, including those represented by the ADSs, may be paid by the Company to the holder thereof in United States dollars or Hong Kong dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

          (p) The execution, delivery and performance of the Deposit Agreement, this Agreement, the Hong Kong Underwriting Agreement and the consummation of the transactions contemplated therein and herein and the issuance and sale of the Offered Securities, including the deposit of any Securities represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, the offering of the Hong Kong Securities and the listing of all of the Company's Securities (including the Global Offered Securities) in ordinary form on the Hong Kong Stock Exchange and the listing of the ADSs on the New York Stock Exchange, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or require any consent under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject except for any breach, violation or default which would not have a Material Adverse Effect, or
     (iii) the

     Memorandum of Association or Articles of Association or any other constituent document of the Company or any such subsidiary.

          (q) Each of (i) this Agreement; (ii) the sixth amended and restated registration rights agreement, dated February 23, 2004 by and among the Shareholders of the Company listed in Annex A through D thereof and the Company (the "Registration Rights Agreement") and (iii) the consent and waiver of right of first offer, by and among the Company and certain of the holders of securities of the Company dated February 23, 2004, has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity and except as enforcement thereof may be limited with respect to indemnification provisions contained in such agreements.

          (r) Except as disclosed in the Prospectuses, each of the Company and its subsidiaries has good and marketable title to all real properties and all other properties and assets owned by them which is, in each case, material to their business or operations, in each case free from and clear of all liens, encumbrances, charges, defects, claims, options or restrictions that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectuses, the Company and its subsidiaries hold all material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them. except that pursuant to the Land Use Right Transfer Contract (the "Beijing Land Contract") entered into between SMIC Beijing and the Building & Land Administration Department of Beijing Economy and Technology Development Area on December 31, 2002, use of the land stipulated in the Beijing Land Contract is confined to construction of micro-electronic factories; if products manufactured by SMIC Beijing are not micro-electronics, SMIC Beijing is required to pay additional land premium based on the then standard land price announced by Beijing Economic and Technological Development Area; if SMIC Beijing transfers or leases the land use right to a third party or SMIC Beijing carries out other business activities, SMIC Beijing is required to pay additional land premium based on the then standard land price announced by Beijing Economic and Technological Development Area; if SMIC Beijing mortgages the land use right and a mortgagee forecloses the mortgaged property, the mortgagee has to deduct the land premium which will be the then standard land use price announced by Beijing Economic and Technological Area, from the sale proceeds and then pay the land premium to the Building and Land Administration Bureau of Beijing Economic and Technological Development Area; and except as disclosed in the Prospectuses, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them. SMIC Shanghai and SMIC Beijing have obtained their respective land-use rights required to conduct its business, including land-use rights validly granted and/or transferred to them and held in their respective names relating to land on which their facilities are located respectively in Shanghai and Beijing. SMIC Beijing has fully paid the land-use right transfer fee, free and clear of all encumbrances and defects, except that it has not paid relevant stamp tax in connection therewith. However, the above failure to pay such stamp tax does not affect the validity of SMIC Beijing's title to the land use rights. SMIC Shanghai has paid the land-use right transfer fee as agreed in the Land Use Right Transfer Contract dated February 4, 2002 (the "Shanghai Land Contract") and the Supplementary Agreement of the Shanghai Land Contract dated February 2004 entered into between SMIC Shanghai and Shanghai Zhangjiang High-Tech Park Development Stock Company Ltd ("Zhangjiang High-Tech"). In connection with the afore-mentioned land use right registration, SMIC Shanghai has not paid relevant stamp tax and deed tax therein. However, the above failure to pay the stamp tax and deed tax therein does not affect the validity of SMIC Shanghai's title to the land use right. SMIC Tianjin is in the process of sub-dividing and amending the land use right certificate currently held in the name of Motorola (China) Electronics Limited, relating to land on which its facilities are located, whereas its investor, the Company, has already issued to Motorola

     (China) Electronics Limited certain shares and granted the latter an option of purchasing additional shares, as consideration for assets including the above land use right it purchased from the latter pursuant to an asset purchase agreement dated September 23, 2003. MCEL had paid up in full relevant fees and taxes for the grant of the land use rights in connection with the land it purported to sell to the Company, and MCEL legally owned the land it purported to sell to the Company and had the legal right to sell the land use right to the Company pursuant to the asset purchase agreement. Upon completion by the Company and MCEL of subdividing and amending relevant land use rights certificates and payment of relevant taxes in connection with the land, the Company will legally own the relevant land use rights. SMIC Tianjin will legally acquire the relevant land use right after the Company has completed the relevant land use right amendment procedures.

          (s) Except as disclosed in the Prospectuses, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (t) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (u) Except as disclosed in the Prospectuses, no director, officer or manager of the Company or any person affiliated with such person is a Selling Shareholder.

          (v) Each of the Company and its subsidiaries owns or possesses the right to use all patents and other rights to inventions, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, trades secrets, know-how and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by it or presently employed by them, and if such business is described in the Prospectuses, as described in the Prospectuses, except where such failure to own or possess rights to use would not have a Material Adverse Effect. To the knowledge of the Company and except as described in the Prospectuses, there is no reasonable basis to allege that the Company or any of its subsidiaries has infringed or violated or is infringing or violating any intellectual property rights of others. Except as described in the Prospectuses, the Company has not received any notice or communication alleging that the Company or any of its subsidiaries infringes any intellectual property rights of others that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

          (w) Except as disclosed in the Prospectuses, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Hong Kong, the United States, the PRC or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Global Offered Securities, (B) the deposit by the Company of any Securities represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (C) the sale and delivery of the Global Offered Securities by the Underwriters as part of the Underwriters' distribution of the Offered Securities as contemplated hereunder; and (D) the delivery of the Securities to be sold by the Selling Shareholders in the manner contemplated by this Agreement.

          (x) [Each of the Company and its subsidiaries has filed on a timely basis all necessary tax returns, reports and filings. Such returns, reports or filings are not the subject of any disputes with revenue or other authorities other than these disputes which if determined adversely to the Company, would not have a Material Adverse Effect. The Company and each of its subsidiaries, has paid all material taxes required to be paid by them and has no knowledge of any tax deficiency which might be assessed against, except as would not have a Material Adverse Effect.]

          (y) Except as disclosed in the Prospectuses, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (z) The Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and as is customary for similarly sized companies engaged in similar businesses in similar industries and in similar locations, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

          (aa) None of the Company, its subsidiaries or, to the knowledge of the Company, any of their officers or directors (whether or not pursuant to the Directed Share Program) has paid, promised or authorized the payment, directly or indirectly, of any monies or any thing of value, in each case to the extent that such payment, promise or authorization constitutes bribery in breach of applicable laws of the Cayman Islands, Hong Kong or the PRC, to any government official, political or governmental organization or employee of any political party or to any other person charged with similar public or quasi-public duties or for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to the Company or any of its subsidiaries other than, in each case, payments required by the laws of the United States or any jurisdiction thereof or permitted by all such applicable laws (any such act, a "Prohibited Payment"). A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a government authority or agency thereof; provided that such payments are permissible under applicable laws.

          (bb) Except as disclosed in the Prospectuses, there are no pending actions, suits or proceedings against the Company any of its subsidiaries or any of their respective properties (including, to the knowledge of the Company, any actions, suits or proceedings against current or former employees of the Company or any of its subsidiaries) that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Deposit Agreement or this Agreement; and, to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

          (cc) The accountants who certified the financial statements and the supporting schedules ("Reporting Accountants") included in the Registration Statements and the U.S. Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

          (dd) The financial statements and data included in each Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial data have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the notes included in each Registration Statement and the Prospectuses present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (ee) Except as disclosed in the Prospectuses, since the date of the latest audited financial statements included in the Prospectuses, neither the Company nor its subsidiaries has (i) entered into or assumed any material contract, (ii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company and its subsidiaries taken as a whole or (iv) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matter identified in clauses (i) through (iii) above, nor has the Company or its subsidiaries sustained any material loss or interference with its business from fire, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since the respective dates as of which information is given in the Registration Statement and the Prospectuses, nor has there been except as contemplated in the prospectuses, any change in the capital stock (including registered capital) or long-term debt of the Company or its subsidiaries or any material adverse change in or affecting the financial position, business prospects, shareholders' equity or results of operations of the Company or its subsidiaries.

          (ff) The Company and each of its subsidiaries have devised and maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries maintain and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets.

          (gg) The Company is not and, after giving effect to the offering and sale of the Global Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (hh) The Company does not expect to be a passive foreign investment company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the tax year ending December 31, 2004 and does not expect to become a

     PFIC in the future. The Company has no plan or intention to take any action that would result in the Company becoming a PFIC in the future.

          (ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective officers, directors or affiliates (within the meaning of the Act and the Regulation) has taken, nor will any of them take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, under the Exchange Act and regulations thereunder the stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Global Offered Securities and neither the Company nor any affiliated purchaser (as such term is defined in Regulation M under the Exchange Act ("Regulation M")) of the Company has, either alone or with one or more other persons, bid for or purchased or will bid for or purchase, for any account in which the Company or any such affiliated purchaser has a beneficial interest, any Offered Securities or Securities or any right to purchase such Offered Securities or Securities during the applicable Restricted Period as such term is defined in Regulation M, nor has the Company or any affiliated purchaser of the Company made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities or Securities which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

          (jj) Except as disclosed in the Prospectuses, (A) no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of its subsidiaries and (B) no indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company, or any of its subsidiaries and any significant shareholder of the Company, any director of the Company or connected person of the Company or any of their associates.

          (kk) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and will ensure that it is in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act upon the subsequent release by the Commission of rules and regulations promulgated under the Sarbanes-Oxley Act.

          (ll) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies" in the Registration Statement and the Prospectuses accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management's most difficult, subjective or complex judgments ("critical accounting policies"); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company's board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the Registration Statement and the Prospectuses accurately and fully describes (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries taken as a whole. Except as disclosed in the Registration Statements and the Prospectuses, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

          (mm) The Registration Statement, the Prospectuses and any preliminary prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which such Prospectuses or any preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

          (nn) The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (oo) The Company has filed with the Director-General of Kanto Local Finance Bureau of the Ministry of Finance of Japan (the "KLFB") a securities registration statement with respect to the Japanese POWL and amendments to such securities registration statement pursuant to the Securities and Exchange Law of Japan; a further amendment to such securities registration statement relating principally to the pricing information (the "Final Amendment") is proposed to be filed by the Company with the KLFB promptly after the execution of this Agreement (such securities registration statement and all such amendments, collectively, the "Japanese Securities Registration Statement"); the registration made under the Japanese Securities Registration Statement will become effective as at the date of the Final Amendment; and the Japanese Securities Registration Statement, on the date hereof and the date of the Final Amendment, (i) conforms and will conform in all material respects to the requirements of Securities and Exchange Law of Japan and the cabinet orders and ministerial ordinances and other rules and regulations thereunder (including the Securities and Exchange Law of Japan, the "Japanese Rules and Regulations"), and (ii) does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (pp) The Company has prepared a preliminary prospectus including certain supplements thereto, (the "Japanese Preliminary Prospectus") and a summarized preliminary prospectus including certain supplements thereto, (the "Japanese Summarized Prospectus") with respect to the Japanese POWL and intends to prepare a supplement or supplements or an amendment or amendments to the Japanese Preliminary Prospectus which together with the Japanese Preliminary Prospectus will form a final prospectus (the "Japanese Final Prospectus", and together with the Japanese Preliminary Prospectus and the Japanese Summarized Prospectus, the "Japanese Prospectus"); and the Japanese Preliminary Prospectus and the Japanese Summarized Prospectus at the time of issue thereof conformed, and the Japanese Final Prospectus at the time of issue thereof will conform, in all material respects to the requirements of the Securities and Exchange Law of Japan and the Japanese Rules and Regulations, and the Japanese Preliminary Prospectus at the time of issue thereof did not, and the Japanese Final Prospectus at the time of issue thereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or the International Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

     3. Each Selling Shareholder with respect to itself, severally and not jointly, represents and warrants to, and agrees with, each of the several Underwriters that:

          (a) Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities hereunder on each Closing Date to the Attorney-in-Fact (as defined below) the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date. Each Selling Shareholder is the record owner and, as applicable, the beneficial owner of the Offered Securities to be sold by it hereunder, and such Offered Securities are held free and clear of all liens, encumbrances, equities and claims and such Selling Shareholder's Attorney-in-Fact (as defined below) has duly executed a stock transfer agreement transferring title of the Offered Securities to the several Underwriters on each Closing Date.

          (b) The statements under the heading "Selling Shareholders" included in the Registration Statement and the Prospectuses does not and will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties set forth in this section 3(b) apply only to statements in or omissions from the Registration Statement and the Prospectuses in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein, and, such Selling Shareholder is not in possession of any material, non public information regarding the Company and its subsidiaries and the decision by such Selling Shareholder to sell its Securities in the Global Offering is not based upon any such material, non public information.

          (c) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Global Offering.

          (d) No consent, approval, authorization, or order of, clearance by, or registration or filing with, any governmental agency or body or any court or any stock exchange is required to be obtained or made by such Selling Shareholder for the consummation of the transactions by such Selling Shareholder contemplated by this Agreement or the Deposit Agreement or the execution and delivery of the Power of Attorney (as defined below), in each case, in connection with the sale of the Offered Securities to be delivered by such Selling Shareholder on each Closing Date hereunder, including the deposit of any Securities represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, the listing of the Offered Securities in ordinary form on the Hong Kong Stock Exchange and the listing of the ADSs on the New York Stock Exchange, except such consents, approvals, authorizations, orders, clearances, registrations or filings as have been obtained or made and are in full force and effect under the Act, the Japanese Rules and Regulations and such as may be required under applicable state securities laws, blue sky laws in the United States, Hong Kong, Cayman Islands and the Foreign Exchange and Foreign Trade Law of Japan or the rules and regulations of the NASD.

          (e) Except as disclosed in the Prospectuses, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Hong Kong, the Cayman Islands, United States, the PRC or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, to any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Global Offered Securities by such Selling Shareholder and
     (B) the consummation by such Selling Shareholder of any other transaction contemplated in this

     Agreement or the Deposit Agreement or the performance by such Selling Shareholder of its obligations under this Agreement or the Deposit Agreement.

          (f) The agreement of the Selling Shareholder to the choice of law provisions set forth in Section 15 of this Agreement will be recognized by the courts of the Cayman Islands, Hong Kong, the PRC or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, and are legal, valid and binding; the Selling Shareholder can sue and be sued in their own name under the laws of Hong Kong, Cayman Islands, the PRC or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, the irrevocable submission by the Selling Shareholder to the jurisdiction of a New York Court and the appointment of CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10010, as their authorized agent for the purpose described in Section 15 of this Agreement are legal, valid and binding; service of process effected in the manner set forth in Section 15 of this Agreement will be effective to confer valid personal jurisdiction over the Selling Shareholder; and a judgment obtained in a New York court arising out of or in relation to the obligations of the Selling Shareholder under this Agreement would be enforceable against the Selling Shareholder in the courts of Hong Kong, the Cayman Islands, the PRC or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, without further review of the merits.

          (g) Neither the Selling Shareholder nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong, the PRC or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case.

          (h) The Registration Rights Agreement, has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder which is a party to such agreement and is a legal, valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except where the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (i) This Agreement has been duly authorized, executed and delivered by on or on behalf of such Selling Shareholder and is a legal, valid and binding agreement of such Selling Shareholder.

          (j) The power of attorney ("Power of Attorney"), appointing certain individuals named therein as such Selling Shareholder's attorneys-in-fact (each, an "Attorney-in-Fact") relating to the transactions contemplated hereby and by the Prospectuses, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

          (k) The statement of election and questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Securities such Selling Shareholder has elected to sell in the Offering (the "Questionnaire and Election Form"), completed by such Selling Shareholder and submitted to the Company by facsimile on or about February 19, 2004 and by mail on or before March 4, 2004, does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder's election to sell the number of Securities indicated in the Questionnaire and the Election Form is valid and binding on such Selling Shareholder.

          (l) Such Selling Shareholder acknowledges receipt via electronic mail of: (i) a copy of the Registration Statement on Form F-1 as filed with Commission on February 11, 2004 and (ii) the Questionnaire and Election Form (collectively "Selling Shareholder Documents"); such Selling Shareholder has not distributed, forwarded, copied or transmitted and will not distribute, forward, copy or transmit any of the Selling Shareholder Documents to any persons other than to such Selling Shareholder's advisers (financial, legal and other) or general partners or other Control persons, in each case whose receipt and review of the Selling Shareholder Documents, was solely related to the decision of such Selling Shareholders to participate in the Global Offering and for no other purpose.

          (m) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of his obligations under, this Agreement, the Power of Attorney or the Questionnaire and the Election Form or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby and thereby, will not contravene or conflict with, result in a breach of, or constitute a default under, or require consent of (i) any other party to any agreement or instrument to which such Selling Shareholder is bound or under which it is entitled to any right or benefit, (ii) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or (iii) the memorandum of association, articles of association or any other constituent document of such Selling Shareholder, in each case, which has not been obtained.

          (n) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Global Offered Securities and none of each Selling Shareholder nor any affiliated purchaser (as such term is defined in Regulation M) of Such Selling Shareholder has, either alone or with one or more other persons, bid for or purchased or will bid for or purchase, for any account in which such Selling Shareholder or any such affiliated purchaser has a beneficial interest, any Offered Securities or Securities or any right to purchase such Offered Securities or Securities during the applicable Restricted Period as such term is defined in Regulation M, nor has any such Selling Shareholder or any affiliated purchaser of such Selling Shareholder made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities or Securities which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

          (o) Except as disclosed in the Registration Statement and the Prospectuses, such Selling Shareholder does not have any registration or similar rights to require registration of any debt or equity security of the Company as part or on account of, or otherwise in connection with, the sale of the Global Offered Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by, or effectively waived by, such Selling Shareholder.

          (p) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the First Closing Date or the Additional Closing Date, if any, and the completion of the Underwriters' distribution of the Global Offered Securities, any offering material in connection with the offering and sale of the Global Offered Securities by the Selling Shareholders.

     Any certificate signed by any Selling Shareholder, by any officer of the Selling Shareholders or by any Attorney-in-Fact of such Selling Shareholder on behalf of such Selling Shareholder and delivered to the U.S. Representatives or the International Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

     4. Purchase, Sale and Delivery of Offered Securities.

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agree subject to Section 4(g) and
     Section 4(j), severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of U.S.$ . per ADS, the respective number of U.S. Firm Securities and International Firm Securities set forth opposite the names of the Underwriters in Schedules A and C hereto, respectively.

          (b) Certificates for the Offered Securities to be sold by each Selling Shareholder hereunder have been issued and irrevocable instructions have been given by such Selling Shareholder's Attorney-in-Fact instructing delivery of the certificates being sold by such Selling Shareholder in the Offering in accordance with instructions given by the Representatives. Each Selling Shareholder agrees and acknowledges that the shares represented by the certificates held by such Shareholder's Attorney-in-Fact on behalf of such Selling Shareholder in accordance with such Selling Shareholder's instructions are subject to the interest of the Underwriters hereunder, that the arrangements made by such Selling Shareholder are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Attorney-in-Fact in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Attorney-in-Fact shall have received notice of such death or other event or termination.

          (c) The Company will and each Selling Shareholder will or shall cause the custodian to deliver the ADR Firm Securities in appropriate form to the Representatives through the facilities of The Depository Trust Company ("DTC") for the accounts of the Underwriters, against payment of the purchase price in U.S. dollars or Hong Kong dollars in same day funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company or the Company, on behalf of the Selling Shareholders, as the case may be at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York time, on March [18], 2004, or at such other time not later than seven full business days thereafter as the Representatives, the Selling Shareholders and the Company determine, as applicable, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the U.S. Offering and the International Offering. The ADRs evidencing the U.S. Firm Securities in ADS form and the certificates for the International Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives requests. The ADRs will be made available for checking and packaging at Skadden, Arps, Slate, Meagher & Flom LLP or such other place designated by the Representatives and the certificates for the International Firm Securities shall be made available for checking and packaging at the office of Central Clearing and Settlement System (the "CCASS"), Hong Kong, or such other place designated by the Representatives, at least 24 hours prior to the First Closing Date.

          (d) In addition, upon written notice from the Representatives given to the Company and the Selling Shareholders at any time on or before April 10, 2004 (the "Option Notice"), the U.S. Underwriters may purchase all or less than all of the U.S. Optional Securities and the International Underwriters may purchase all or less than all of the International Optional Securities at the purchase price per ADS (for any Optional Securities delivered in ADS form) or per ordinary share (for any Optional Securities delivered in ordinary form), as applicable to be paid for the corresponding Firm Securities. The Optional Securities to be purchased by the U.S. Underwriters or the International Underwriters on any Optional Closing Date (as defined below) shall be in the same proportion to all the Optional Securities to be purchased by the U.S. Underwriters and the International Underwriters on such Optional Closing Date as the aggregate of the U.S. Firm Securities and the International Firm Securities bear to all the Firm Securities.

          (e) Each of the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the number of Optional Securities obtained by multiplying the number of Optional Securities proposed to be purchased by the Underwriters as set forth in the Option Notice by a fraction, the numerator of which is the amount of Firm Securities sold by such Selling Shareholder and the denominator of which is the total number of Firm Securities sold by all of the Selling Shareholders, in each case, as set forth in Schedules A and B hereto (subject to adjustment by the Representatives to eliminate any fractions of Securities). Such Optional Securities shall be purchased from the Selling Shareholders for the account of each U.S. Underwriter or International Underwriter, as applicable, in the same proportion as the number of ADSs, without giving effect to the taking of ordinary shares in lieu thereof, constituting the U.S. Firm Securities or International Firm Securities, as applicable, set forth opposite such U.S. Underwriter's or International Underwriter's name bears to the aggregate number of ADSs, without giving effect to the taking of ordinary shares in lieu thereof, constituting the U.S. Firm Securities or International Firm Securities (subject to adjustment by the Representatives to eliminate fractions), as the case may be, and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives on behalf of Underwriters to the Company and the Selling Shareholders. It is understood that the Representatives are authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of the Representatives' instructions to the Selling Shareholders.

          (f) Each time for the delivery of and payment for the Optional Securities in appropriate form, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representatives but shall be not later than five full business days after an Option Notice is given. The Selling Shareholders will deliver the applicable Optional Securities in ADS form or in ordinary form, as applicable, being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in U.S. dollars or Hong Kong dollars in same day funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company on behalf of the Selling Shareholders, at the above office of Skadden, Arps, Slate, Meagher & Flom LLP. The ADRs evidencing the U.S. Optional Securities in ADS form and the certificates for the International Optional Securities, as applicable, will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date. The ADRs will be made available for checking and packaging at the [ ] or such other place designated by the Representatives, and the certificates for the International Optional Securities shall be made available for checking and packaging at the office of CCASS or such other place designated by the Representatives, at a reasonable time in advance of such Optional Closing Date, at a reasonable time in advance of such Optional Closing Date.

          (g) With respect to all or any portion of the Offered Securities in ADS form to be purchased and sold hereunder, the U.S. Representatives, on behalf of the several U.S. Underwriters, and the International Representatives, on behalf of the several International Underwriters, may elect to take delivery of ordinary shares in lieu of delivery of ADSs. The purchase price for ordinary shares received in lieu of ADSs shall be HK$o per ordinary share. Notice of such election with respect to any Closing Date shall be given by the Representatives to the Company and the Selling Shareholders, as applicable, at least 48 hours prior to the related Closing Date. If an election has been made to take delivery of ordinary shares in lieu of ADSs in accordance with this Section 4, the Company and the Selling Shareholders shall deliver those number of Offered Securities in ordinary form elected to be purchased by the Underwriters hereunder, in definitive form, in such denominations and registered in such names as the Representatives request, and shall deliver such Offered Securities in ordinary form through the facilities of CCASS for the account of the Underwriters against payment of the purchase price [in Hong Kong dollars or United States dollars] by official bank check or checks drawn to the order of the Company or the Selling Shareholders, as applicable, on the related Closing Date. The Company and the Selling Shareholders shall cause the certificates representing the Offered Securities in ordinary form to be made available for checking and packaging at the office of CCASS or such other place designated by the Representatives at a reasonable time in advance of the relevant Closing Date.

          (h) The Underwriters may satisfy their obligation to purchase Offered Securities hereunder by procuring on behalf of the Company and the Selling Shareholders, purchasers for the Offered Securities on the terms set forth herein.

          (i) The documents to be delivered on a Closing Date by or on behalf of the parties hereto pursuant to this Agreement shall be delivered at the Hong Kong office of Skadden, Arps, Slate, Meagher & Flom LLP or other location designated by the Representatives 24 hours prior to such Closing Date or such other time designated by the Representatives.

          (j) The Intersyndicate Agreement provides that, under the direction of the Representatives, if the number of Securities validly applied for in the Hong Kong Public Offering exceeds . Securities, being 15 times the number or Securities initially available in such offering, then an additional . Securities shall be reallocated to the Hong Kong Public Offering from the U.S. Offering and/or the International Offering such that the size of the Hong Kong Public Offering, including such additional . Securities, shall be approximately [7.5]% of the total size of the Offered Securities; if the number of Securities validly applied for in the Hong Kong Public Offering is equal to or exceeds . Securities, being 50 times the number of Securities initially available in such offering, then an additional . Securities shall be reallocated to the Hong Kong Public Offering from the U.S. Offering and/or the International Offering such that the size of the Hong Kong Public Offering, including such additional . Securities, shall be approximately [12.5]% of the total size of the Offered Securities; if the number of Securities validly applied for in the Hong Kong Public Offering is equal to or exceeds . Securities, being 100 times the number of Securities initially available in such offering, then an additional . Securities shall be reallocated to the Hong Kong Public Offering from the U.S. Offering and/or the International Offering such that the size of the Hong Kong Public Offering, including such additional . Securities, shall be approximately [20]% of the total size of the Offered Securities. Securities reallocated to the Hong Kong Public Offering pursuant to the preceding sentence are hereinafter referred to as the "Reallocated Shares". In each such case, the number of ADSs offered in the U.S. Offering and the number of ADSs and/or Securities offered in the International Offering will be correspondingly reduced in such manner as the Representatives deem appropriate. An amount equal to the aggregate underwriting discount on the Reallocated Shares reallocated from the U.S. Offering (which underwriting discount, expressed as a percentage, shall be the same per Reallocated Shares as per ADS) and/or the International Offering shall be withheld by the U.S. Underwriters and the International Underwriters, respectively, from the amount otherwise payable hereunder to the Company. The U.S. Underwriters and the International Underwriters shall have no further obligations to the Company with respect to the Reallocated Shares reallocated from the U.S. Offering and the International Offering.

          (k) The offer price of the Offered Securities consists of the price to be paid by public investors in the Hong Kong public offering per security and amounts in respect of brokerage, Hong Kong Securities and Futures Commission ("SFC") transaction levy, investor compensation levy and Hong Kong Stock Exchange trading fee (or the equivalent amounts in respect of the ADSs). The Company and the Selling Shareholders shall be responsible for payment of the Hong Kong Stock Exchange transaction levy with respect to sales of Offered

     Securities hereunder. Notwithstanding the foregoing and any other provision of this Agreement, the Underwriters may withhold and deduct from the purchase price payable to the Company and the Selling Shareholders for the Offered Securities hereunder, the aggregate amount payable with respect to such brokerage, SFC transaction levy, investor compensation levy and Hong Kong Stock Exchange trading fee (equal to 1%, 0.005%, 0.002% and 0.005%, respectively, of the price to be paid by public investors in the Hong Kong Public Offering per Security) from the proceeds of the U.S. offering and the International Offering and shall apply any amounts so withheld or deducted in payment of the same.

          (l) Pursuant to the Intersyndicate Agreement, in the event of an Under-Subscription (as defined in the Hong Kong Underwriting Agreement) the Representatives may at their discretion also reallocate all or some of the Hong Kong Offer Shares (as defined in the Hong Kong Underwriting Agreement) representing the amount of such Under-Subscription to one or more of the Underwriters in such amounts as the Representatives and each such Underwriter may agree, whereupon such Underwriter will become obligated to pay the purchase price payable under Section 4(a) of this Agreement for such Hong Kong Offer Shares to the Company and the Selling Shareholders. Underwriting discounts and commissions with respect to such reallocated Hong Kong Offer Shares (which underwriting discount and commissions, expressed as a percentage, shall be the same per reallocated Hong Kong Offer Share as per share) shall be allocated among the Underwriters pursuant to the Intersyndicate Agreement.

     5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectuses.

     6. Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders that:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the U.S. Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the U.S. Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

          (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the U.S. Prospectus or the ADS Registration Statement and will not effect such amendment or supplementation without the Representatives' prior consent, such consent not to be unreasonably withheld; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and the ADS Registration Statement (if its effectiveness is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses or the ADS Registration Statement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the ADS Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act or the Japanese Rules and Regulations in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or the Japanese Rules and Regulations, the Company will promptly notify the Representatives of such event and will promptly prepare and make the necessary filings with the relevant authority (in the case of the U.S. Prospectus, file with the Commission), [at its own expense], an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

          (d) As soon as practicable, the Company will make generally available to its security holders an earnings statement covering the 12-month period ending December 31, 2004 (and to the extent prepared, any interim earnings statements for any shorter period, as well as for the three-month period ended March 31, 2005) which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to the Representatives copies of the Registration Statement and the ADS Registration Statement, each of which will be signed and will include all exhibits, each preliminary prospectus relating to the Offered Securities, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectuses and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The U.S. Prospectus shall be so furnished in New York City on or prior to 3:00 P.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company shall assist the underwriters in arranging for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

          (g) The Company agrees that it will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under the caption "Use of Proceeds".

          (h) The Company shall ensure that by the First Closing Date, it will obtain or cause to be obtained, from the Hong Kong Stock Exchange, the formal written approval for listing and permission to deal in the Global Offered Securities in ordinary form. In connection with the application to list the Company's securities, including the Global Offered Securities in ordinary form and those deposited in respect of ADSs, on the Hong Kong Stock Exchange and to list the ADSs on the New York Stock Exchange, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain such listings.

          (i) During the period of 3 years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with, or submitted to, the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

          (j) The Company will not amend, modify, revoke, cancel or otherwise change any material terms of (i) Section 2.02 of the Registration Rights Agreement or (ii) any of the documents, agreements or notices in respect of the Company's equity-based employee stock plans the "Stock Plans", including, without limitation, the stock option agreement, notice of stock option grant and stock option agreement - early exercise notice, insofar as it relates to the ability of the employees to offer, sell or otherwise transfer or dispose of, directly or indirectly, any Securities (or other securities) held by such employee or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities (or other securities) held by such employee in each case within 180 days of the date of this Agreement nor in each case will it take any actions or steps to do so without the prior written consent of the Representatives.

          (k) The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates), as appropriate with respect to the Company's Securities which are subject to transfer restrictions pursuant to this Agreement, the Registration Rights Agreement and the Stock Plans and shall ensure that Computershare Hong Kong Investor Services Limited is in compliance with such restrictions on transfer of restricted Securities. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

          (l) The Company agrees with the several Underwriters that the Company will be liable for all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, under this Agreement and the Deposit Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the foreign or State securities or Blue Sky laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto (including, but not limited to, the expenses relating to preparing and printing the Canadian "wrap" in connection with the offer and sale of the Offered Securities in Canada, the expenses relating to preparing, printing and filing the Japanese Securities Registration Statement and the Japanese Prospectus in connection with the Japanese POWL, and the expenses relating to filing and lodging the International Offering Circular and its preliminary forms with the Monetary Authority of Singapore and other similar actions and filings in such other jurisdictions in which the Offered Securities may be offered or sold), for any fees and expenses in connection with listing the Offered Securities in ADS form on the New York Stock Exchange and the Offered Securities in ordinary form on the Hong Kong Stock Exchange, for the filing fee incidental to, the review by the NASD of the Global Offered Securities and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities, for any travel expenses of the Company's officers and employees, for any stamp taxes, transaction levies, investor compensation levies, trading fees, brokerage fees and any other expenses or taxes arising as a result of the deposit by the Company of the Securities with the Depositary and the issuance and delivery of the Global Offered Securities by the Company to or for the account of the Underwriters, and of the sale and delivery outside of Hong Kong of the Offered Securities by the Underwriters and to each other, in each case as part of the Underwriters' distribution of the Offered Securities as contemplated herein, and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Global Offered Securities, for any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters. [The Representatives, on behalf
     of the Underwriters, will pay to the Company on or before       , 2004 the
     sum of $. as a lump-sum reimbursement of the Company's expenses, however incurred.]

          (m) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States, Canada, Hong Kong and Japan that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

          (n) The Company and each Selling Shareholder will, severally and not jointly, and with respect to the Selling Shareholders, only with respect to the Securities sold by such Selling Shareholder hereunder, indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance, sale and distribution of the Offered Securities and on the execution and delivery of this Agreement or the Deposit Agreement. In addition, the Company and each Selling Shareholder will, severally and not jointly, and with respect to the Selling Shareholders, only with respect to the Securities sold by such Selling Shareholder hereunder, indemnify and hold harmless the Underwriters against any SFC transaction levy, investor compensation levy, Hong Kong Stock Exchange trading fee or brokerage fee which may be required to be paid in connection with the offer, sale, distribution and issuance of the ADSs or Securities to be purchased hereunder and under the Hong Kong Underwriting Agreement and the listing of the Securities on the Hong Kong Stock Exchange. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Shareholders shall promptly pay the full amount of such taxes deducted or withheld to the relevant tax authority in accordance with applicable law, and shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. Amounts payable by the Company and the Selling Shareholder pursuant to the previous sentence shall be made within 5 days from the date the Underwriters make a written demand therefor. The Company and each Selling Shareholder shall be liable for, and shall indemnify, defend, and hold harmless the Underwriters from and against any and all taxes, duties or governmental charges imposed on, incurred by, asserted against, or collected from the Underwriters in connection with any payments made by the Company or such Selling Shareholder hereunder.

          (o) For a period of 180 days after the date of the final U.S. Prospectus, the Company will not offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, ADSs or ordinary shares or securities convertible into or exchangeable or exercisable for or that represents the right to receive any ADSs or ordinary shares, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or ordinary shares, or publicly disclose that the Company will or may enter into any transaction described above, without the prior written consent of the Representatives, whether any transaction described above is to be settled by delivery of ADSs, ordinary shares or such other securities, in cash or otherwise, except for issuances (i) of ADSs or ordinary shares to the Underwriters and the Hong Kong Underwriters pursuant to this Agreement and the Hong Kong Underwriting Agreement, respectively, (ii) pursuant to the exercise of employee stock options outstanding on the date hereof, (iii) for the conversion of the convertible preference shares outstanding as of the date of this Agreement into Securities, (iv) pursuant to the exercise of outstanding warrants to purchase Series B convertible preference shares, (v) of [ ] in connection with the closing of the Company's pending technology transaction with one of the Company's technology partners, (vi) of [ ] in connection with the subscription of shares by Beida Microelectronics Investment Ltd. upon its receipt of requisite government approval to remit the U.S. dollar subscription price and (vii) of additional stock options or other equity-based awards pursuant to the 2004 Stock Option Plan, the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan each as existing on the date of this Agreement.

          (p) Each Selling Shareholder agrees that it will not offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, ADSs or ordinary shares or securities convertible into or exchangeable or exercisable for or that represents the right to receive any ADSs or ordinary shares, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or ordinary shares, or publicly disclose that he, she or it will or may enter into any transaction described above, without the prior written consent of the Representatives, for a period of 180 days after the date of the final U.S. Prospectus, whether any transaction described above is to be settled by delivery of ADSs, ordinary shares or such other securities, in cash or otherwise, other than transfers to affiliates, immediate family members or other persons under common control with such Selling Shareholder. The Representatives may release ADSs or ordinary shares subject to the lock-ups at any time without public announcement.

          (q) The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to the Underwriters, pursuant to this Agreement at the applicable Closing Date.

          (r) Each Selling Shareholder agrees to deliver to the U.S. Representatives, Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 1001-13629, Attention: Transactions Advisory Group on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (s) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          (t) Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers and the Depositary made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received, on the date hereof and at each Closing, a letter dated the date hereof or dated the date of such Closing, as the case may be, in form and substance satisfactory to the Representatives, from Deloitte Touche Tohmatsu Certified Public Accountants Ltd., independent public accountants to the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information and data contained in the Registration Statement and the Prospectuses and in substantially in the form attached as Annex B hereto; provided that the letters delivered at the First Closing Date shall use a one or more "cut-off dates", the latest of which is not earlier than March 8, 2004.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the U.S. Representative. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the U.S. Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the U.S. Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of this Agreement. The ADS Registration Statement shall have been declared effective not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the U.S. Representatives. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives after consultation with the Company to the extent practicable, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) a change in U.S., the PRC, Hong Kong, Cayman Islands or international financial, political or economic conditions or currency exchange rates, exchange controls, or taxation, including any transfer taxes, duties, or withholding obligations, as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Hong Kong Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange;
     (iv) any banking moratorium declared by U.S. Federal, New York, PRC, Cayman Islands or Hong Kong authorities; or (v) any major disruption of settlements of securities or clearance services in the United States or Hong Kong or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, Cayman Islands or PRC, any declaration of war by the U.S. Congress, the PRC or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated such Closing Date, of Shearman & Sterling LLP, United States counsel for the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and as set forth in Annex C hereto.

          (e) The Representatives shall have received an opinion, dated such Closing Date, of Jingtian & Gongcheng, PRC counsel for the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and as set forth in Annex D hereto.

          (f) The Representatives shall have received an opinion dated such Closing Date, of Slaughter and May, Hong Kong counsel for the Company, addressed to the Underwriters, in form and substance satisfactory to the Representatives and as set forth in Annex E hereto.

          (g) The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder Asia, Cayman Islands counsel for the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and as set forth in Annex F hereto.

          (h) The Representatives shall have received an opinion, contemplated in the Power of Attorney and the Transaction Documents, executed and delivered by each Selling Shareholder, addressed to the Underwriters, dated on or before the First Closing Date, reasonably satisfactory to the Representations with respect to matters concerning such Selling Shareholder as they may reasonably request.

          (i) The Representatives shall have received an opinion, dated on or before the First Closing Date, of counsels for the Company in jurisdictions where Selling Shareholders include natural persons, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives with respect to matters concerning such Selling Shareholder as they may reasonably request.

          (j) The Representatives shall have received an opinion, dated such Closing Date, of Tokyo Aoyama Aoki Law Office, Japanese counsel to the Company, addressed to the Representatives, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and as set forth in Annex G hereto.

          (k) The Underwriters shall have received an opinion, dated such Closing Date, from Ziegler, Ziegler & Associates LLP, counsel for the Depositary, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and as set forth in Annex H hereto.

          (l) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, addressed to the Underwriters, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the ADS Registration Statement, the Prospectuses and other related matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to the incorporation of the Company and all other matters governed by Cayman Islands laws upon the opinion of Maples and Calder Asia and as to all matters governed by the laws of Hong Kong upon the opinions of Freshfields Bruckhaus Deringer and Slaughter and May referred to below.

          (m) The Representatives shall have received from Freshfields Bruckhaus Deringer, Hong Kong counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (n) The Representatives shall have received from Haiwen & Partners, PRC counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (o) The Representatives shall have received from Nishimura & Partners, Japanese counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (p) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Securities represented by the ADSs against issuance of the ADRs evidencing the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

          (q) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Securities and the issuance of the ADSs in accordance with the Deposit Agreement.

          (r) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement or the ADS Registration Statement has been issued and to the knowledge of the Company (after due inquiry), no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time either Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (s) The Representatives shall have received a certificate, dated such Closing Date, of an authorized representative of each Selling Shareholder in which such authorized representative, to the best of its knowledge after reasonable investigation, shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects; and the Selling Shareholders have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

          (t) On or prior to the First Closing Date, the Representatives shall have received from each Selling Shareholder (if applicable) a properly completed and executed United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (u) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each person who is a founder of
     the Company and a party to the stock restriction agreement, dated [      ],
     (other than former employees), in each case substantially in the form
      2001 attached hereto as Annex A.

          (v) The ADSs shall have been listed and admitted and authorized for trading on the New York Stock Exchange and the Securities in ordinary form shall have been approved for listing on the Hong Kong Stock Exchange; the Hong Kong Stock Exchange shall have formally approved the listing and permission to deal in the Company's Securities (including the Global Offered Securities in ordinary form) on the Hong Kong Stock Exchange.

          (w) On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC and the Securities in ordinary form shall be eligible for clearance and settlement through the facilities of CCASS.

          (x) The listing agreement between the Company and the Hong Kong Stock Exchange shall be in full force and effect.

          (y) The Company and the Selling Shareholders shall have obtained all consents, approvals, authorizations or orders of, or made all filings with, any governmental agency or body or any court or any stock exchange, domestic or foreign, required to be obtained or made by the Company and the Selling Shareholders for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the issuance and sale of the Offered Securities.

          (z) With respect to each of the U.S. Offering, the International Offering and the Hong Kong Public Offering, the U.S. Underwriters, the International Underwriters and the Hong Kong Underwriters, as the case may be, shall not have terminated the U.S. Offering, the International Offering and the Hong Kong Public Offering, as the case may be, in accordance with the terms of this Agreement and the Hong Kong Underwriting Agreement, as the case may be.

          (aa) The closing of the purchase and sale of the Hong Kong Securities to be issued and sold by Company pursuant to the Hong Kong Underwriting Agreement shall occur prior to or concurrently with the closing of the purchase of the Offered Securities described herein;

          (bb) The Representatives shall have received a letter, dated such Closing Date, of Deloitte Touche Tohmatsu Certified Public Accountants Ltd., which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     8. Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and employees, each affiliate of an Underwriter selling underwritten Offered Securities on behalf of an Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, Japanese Securities Registration Statement, any of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents (x) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described as such in subsection (d) below and (y) where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (A) the Company had previously furnished sufficient copies of the Prospectuses to the Representatives, (B) the delivery of a Prospectus was required by the Act to be made to such person and (C) the untrue statement or omission of material fact was corrected in an amendment or supplement in a subsequent Prospectus by the Company and such corrected Prospectus was not sent or given to such person by the Underwriters, at or prior to the written confirmation of the sale of such securities to such person.

          The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Designated Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, including any violation of any applicable laws or regulations of any foreign jurisdictions in connection with or arising out of the Directed Share Program, including violations of Section 5 of the Act or similar laws of any state or foreign jurisdiction, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

          (b) The Company will indemnify and hold harmless each Selling Shareholder, its directors and officers, if applicable, and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, the Japanese Securities Registration Statement, any of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Selling Shareholder for any legal or other expenses reasonably incurred by such Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein; it being understood and agreed that the only information furnished by any Selling Shareholder consists of the information relating to such Selling Shareholder described under the caption "Selling Shareholders" in the Prospectuses.

          (c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and employees, each person, if any, who controls the Company and each Underwriter, its partners, members, directors and officers and employees, each affiliate of an Underwriter selling underwritten Offered Securities on behalf of an Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Japanese Securities Registration Statement, any Prospectus, or any amendment or supplement thereto, any related preliminary prospectus or any Questionnaire, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, Japanese Securities Registration Statement, any Prospectus, or any amendment or supplement thereto, any related preliminary prospectus or any Questionnaire, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein (including, but not limited to, information relating to such Selling Shareholder contained under the caption "Selling Shareholders" in the Prospectuses); and will reimburse each such person for any legal or other expenses reasonably incurred by such person or the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however that the Selling Shareholders shall not be liable to any person under this Section 8(c) where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (x) the Company had previously furnished sufficient copies of the Prospectuses to the Representatives, (y) the delivery of a Prospectus was required by the Act to be made to such person and (z) the untrue statement or omission of material fact was corrected in an amendment or supplement in a subsequent Prospectus by the Company and such corrected Prospectus was not sent or given to such person by the Underwriters, at or prior to the written confirmation of the sale of such securities to such person; and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Shareholder after underwriting commissions and discounts, but before expenses, from the sale of the Offered Securities by such Selling Shareholder hereunder.

     (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Shareholders, their respective directors, officers and employees and each person, if any, who controls the Company or any such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectuses furnished on behalf of each
Underwriter: their respective names, the concession and reallowance figures appearing in the eighth paragraph of text and the third, fourth and fifth paragraphs on page 157 of the U.S. Prospectus, each under the caption "Underwriting".

     [(e) The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors and officers and employees, each affiliate of an Underwriter selling underwritten Offered Securities on behalf of an underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any losses, claims, damages, liabilities or actions to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof)
     arise out of or are based upon or arise in connection with the program established by the Company for the sale of Offered Securities by certain holders of Securities of the Company and all parties who were recipients of the Selling Shareholder Transaction Documents of the Company to allow for the potential sale of Offered Securities held by such persons in this Offering (the "Selling Shareholder Program"); and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.]

          (f) Promptly after receipt by an indemnified party under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b), (c), (d) or (e) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b), (c), (d) or (e) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b), (c) (d) or (e) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (g) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a),
     (b),(c), (d) or (e) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b),
     (c), (d) or (e) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Selling Shareholders and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company, the Selling Shareholders, and the Underwriters in connection with the statements, omissions, violations or failures, which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by each of the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or violation or failure relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or prevent such violation or failure. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (g). Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (h) The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act and to each director and officer of such Selling Shareholder and each person who controls such Selling Shareholder.

          (i) The indemnity and contribution provisions contained in this
     Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company or any Selling Shareholder or any person controlling any Selling Shareholder and (iii) acceptance of and payment for any of the Offered Securities.

     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Offered Securities hereunder on any Closing Date and the aggregate number of ordinary shares and number of ADSs constituting the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of ordinary shares and number of ADSs constituting the Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of ordinary shares and number of ADSs constituting the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of ordinary shares and number of ADSs constituting the Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to the Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). For purposes of this Section:
(a) U.S. Securities in ADS form in lieu of which the Underwriters purchase U.S. Securities in ordinary form shall be treated as U.S. Securities purchased by the Underwriters and (b) International Securities in ordinary form in lieu of which any Underwriter purchases International Securities in ADS form shall be treated as International Securities purchased by the Underwriters. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 6(l) and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 6 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (ii),
(iii), (iv), (v) or (vi) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to:
(a) the U.S. Representatives, Credit Suisse First Boston Corporation LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, and Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005,
Attention: Syndicate Manager, Equity Capital Markets; (b) to the International Representatives, Credit Suisse First Boston (Hong Kong) Limited, 45/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong, Attention: Legal and Compliance Department, and Deutsche Bank AG, Hong Kong Branch, 55/th/ Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong, Attention: Equity Capital Markets; (c) if sent to the Company or the Selling Shareholders or any of them will be mailed, delivered or telegraphed and confirmed to it at Semiconductor Manufacturing International Corporation, 18 Zhangjiang Road, Pudong New Area, Shanghai 201203, People's Republic of China, Attention: Richard R. Chang, with a copy to Carmen Chang and James B. Bucher of Shearman & Sterling LLP, 1080 March Road, Menlo Park, California, 94025-1022, United States of America; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 8, and no other person will have any right or obligation hereunder.

     13. Representation of Underwriters. The U.S. Representatives will act for the several U.S. Underwriters and the International Representatives will act for the several International Underwriters, in each case in connection with this financing. Any action under this Agreement taken by the U.S. Representatives will be binding upon all the U.S. Underwriters. Any action under this Agreement taken by the International Representatives will be binding upon all the International Underwriters. The Attorney-in-Fact will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by such Attorney-in-Fact will be binding upon all the Selling Shareholders.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of the Company or any Selling Shareholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                                         Very truly yours,

                                         SEMICONDUCTOR MANUFACTURING
                                         INTERNATIONAL CORPORATION


                                         _______________________________________
                                         Name:
                                         Title:

                                         [                 ]


                                         _______________________________________
                                         Name:
                                         Title:

                                         As, Attorney-in-fact of the various
                                         Selling Shareholders attached hereto as
                                         Schedule B

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

The U.S. Underwriters


Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.


By:  Credit Suisse First Boston LLC


________________________________________
Name:
Title:


BY:  Deutsche Bank Securities Inc.


________________________________________
Name:
Title:

________________________________________
Name:
Title:

     Acting on behalf of themselves and as the representatives of the several
       U.S. Underwriters named in Schedule A
       hereto.

The International Underwriters

Credit Suisse First Boston (Hong Kong) Limited
Deutsche Bank AG, Hong Kong Branch

By:      Credit Suisse First Boston (Hong Kong) Limited


________________________________________
Name:
Title:


By:      Deutsche Bank AG, Hong Kong Branch


________________________________________
Name:
Title:


________________________________________
Name:
Title:

       Acting on behalf of themselves and as
         representatives of the several International
         Underwriters named in Schedule C hereto.

                                   SCHEDULE A

                                                                             Total Number of U.S.
                                                                              Firm Securities in
                                        Number of U.S. Firm Securities          ADS Form to be
              U.S. Underwriter          in ADS Form to be sold by                  purchased
              ----------------         ----------------------------------  -----------------
                                                             Selling
                                           Company        Shareholders
                                       ----------------  ----------------
Credit Suisse First Boston LLC .....
Deutsche Bank Securities Inc .......
Bear, Stearns & Co. Inc. ...........
Needham & Company, Inc. ............
SG Cowen Securities Corporation ....
ThinkEquity Partners ...............
Thomas Weisel Partners LLC .........
WR Hambrecht & Co, LLC .............
                                       ----------------  ----------------  ----------------
           Total ...................
                                       ================  ================  ================

                                   SCHEDULE B

                                                                  Number of Firm         Number of
                                                                    Securities      Optional Securities
                    Selling Shareholder                             to be Sold           to be Sold
                    -------------------                           --------------   --------------------
Motorola (China) Electronics Limited .......................         297,049,000            130,475,000
Tetrad Ventures Pte Ltd ....................................         224,199,000             98,476,000
Beida Jade Bird Universal Sci-Tech (Cayman) Development
   Company Limited .........................................         156,842,000             68,890,000
GS Capital Partners 2000, L.P. .............................         108,103,000             47,483,000
Platinum Creative Group Limited ............................         101,947,000             44,779,000
Citicorp International Finance Corporation .................          65,351,000             28,704,000
Vertex Technology Fund (III) Ltd. ..........................          64,044,000             28,130,000
Asia Pacific Growth Fund III, L.P. .........................          62,060,000             27,259,000
Fortune Technology Fund II Ltd. ............................          54,450,000             23,917,000
CTI II Limited .............................................          45,746,000             20,093,000
Oak Investment Partners X, L.P. ............................          45,023,000             19,775,000
GS Capital Partners 2000 Offshore, L.P. ....................          39,279,000             17,248,000
Integrated Silicon Solution, Inc. ..........................          39,210,000             17,223,000
Taiwan Special Opportunities Fund III ......................          39,210,000             17,223,000
GS Capital Partners 2000 Employee Fund, L.P. ...............          34,348,000             15,087,000
Homer Investment Holdings Ltd. .............................          29,408,000             12,917,000
Technology Associates Management Company, Ltd. .............          29,408,000             12,917,000
Strong Fortune Corporation .................................          26,140,000             11,482,000
Flextronics International, Ltd. ............................          25,000,000                      0
Hong Lim Investments Pte Ltd. ..............................          24,950,000                      0
Cresciendo Investments Limited .............................          23,526,000             10,334,000
Pacven Walden Ventures V, L.P. .............................          23,454,000             10,302,000
Harvest Equity Company Limited .............................          23,200,000             10,190,000
Expert Gold Investments Ltd. ...............................          20,912,000              9,186,000
Superb Consultants Limited .................................          19,605,000              8,612,000
Towin Limited ..............................................          19,605,000              8,612,000
CMF Technology Fund I Ltd. .................................          19,500,000                      0
Fastcash Finance Ltd. ......................................          18,298,000              8,037,000
Always Happy Co., Ltd. .....................................          17,970,000                      0
Hanover Technology Limited .................................          17,645,000              7,750,000
Oak Investment Partners IX, L.P. ...........................          16,914,000                      0
Prodigy Fund SPC-Prodigy Strategic Investment Fund X
  Segregated Portfolio .....................................          16,338,000              7,176,000
Westward Holdings Ltd. .....................................          16,070,000              7,058,000
Advanced Tech International Ltd. ...........................          15,031,000              6,602,000
System Com. Co., Ltd. ......................................          15,000,000                      0
Taurus International Corporation ...........................          13,500,000                      0
Wider Choice Enterprises Limited ...........................          13,500,000                      0
Anfu Holdings Ltd. .........................................          13,500,000                      0
AsiaStar IT Fund, L.P. .....................................          12,500,000                      0
Sim Wong Hoo ...............................................          12,500,000                      0
PROCIFIC ...................................................          12,253,000              5,382,000
Shanghai International Shanghai Growth Investment Limited ..          11,763,000              5,167,000
DCM III, L.P. ..............................................          11,620,000                      0

Stone Street Fund 2000, L.P. ...............................          11,250,000                      0
Pearlville Company Ltd. ....................................          11,110,000              4,879,000
AAA Capital Management, Inc. ...............................          10,000,000                      0
Victoria Eight Developments Limited ........................          10,000,000                      0
Vertex Israel II (C.I.) Fund L.P. ..........................           9,271,000                      0
Huitung Investments (BVI) Limited ..........................           9,000,000                      0
New Found Developments Limited .............................           9,000,000                      0
Grandtime Associates Limited ...............................           9,000,000                      0
Asset Success Investments Limited ..........................           8,822,000              3,875,000
Easy Street Investments Limited ............................           8,822,000              3,875,000
Seaboard Investments Limited ...............................           8,822,000              3,875,000
Visible Profit Investments Limited .........................           8,822,000              3,875,000
Whole Gain Investments Limited .............................           8,822,000              3,875,000
Ease Investment Co., Ltd. ..................................           8,100,000                      0
UOB Capital Investments Pte Ltd. ...........................           7,490,000                      0
Fortune Technology Fund I Ltd. .............................           7,200,000                      0
CHIAM International Limited ................................           7,000,000                      0
Fair Chance Ltd. ...........................................           5,400,000                      0
GS Capital Partners GmbH & Co. Beteiligungs KG .............           5,186,000                      0
Gain Fortune Global Ltd. ...................................           5,000,000                      0
UOB Venture (Shenzhen) Limited .............................           4,990,000                      0
Top Spot Ltd. ..............................................           4,522,000              1,987,000
Kwang Hua Development & Investment Limited .................           4,500,000                      0
GM Capital Partners I, L.P. ................................           4,300,000                      0
UOB Venture Technology Investments Ltd .....................           3,740,000                      0
WIIG-Nikko IT LLC. .........................................           3,320,000                      0
JPMorgan Chase Bank, as trustee for First Plaza Group
  Trust ....................................................           3,200,000                      0
Palace Gate Ltd. ...........................................           2,840,000                      0
AP3 Co-Investment Partners, LDC ............................           2,700,000                      0
Intelligent Logistics Limited ..............................           2,700,000                      0
One Objective Limited ......................................           2,700,000                      0
Vertex Israel II (A) Fund L.P. .............................           2,341,000                      0
Silicon Valley Bancshares ..................................           1,750,000                      0
Vertex Israel II Discount Fund L.P. ........................           1,657,000                      0
Ta Chuan International (Bahamas) Corporation ...............           1,500,000                      0
Seed Ventures III Pte. Ltd. ................................           1,330,000                      0
The Fuller Foundation ......................................           1,125,000                      0
Oak X Affiliates Fund, L.P. ................................           1,106,000                      0
Pac-Link Management Corp. ..................................             920,000                      0
Pacven Walden Ventures Parallel V-A C.V. ...................             840,000                      0
Pacven Walden Ventures Parallel V-B C.V. ...................             840,000                      0
Business Dimension Universal Ltd. ..........................             580,000                      0
DCM Affiliates Fund III, L.P. ..............................             570,000                      0
Pacven Walden Venture V-QP Associates Fund, L.P. ...........             530,000                      0
Oak IX Affiliates Fund-A, L.P. .............................             406,000                      0
Fort Washington Private Equity Investors III, L.P. .........             375,000                      0
Vertex Israel II (B) Fund L.P. .............................             359,000                      0

DCM III-A, L.P. ..................................        310,000              0
Action Investments Universal Ltd. ................        250,000              0
Oak IX Affiliates Fund, L.P. .....................        180,000              0
Vertex Israel II (C.I.) Executive Fund L.P. ......        163,000              0
Qi Yuan Ma .......................................        150,000              0
Redpine Finance Holdings, Inc. ...................        150,000              0
Edward Yang ......................................        100,000              0
Pacven Walden Venture V Associates Fund, L.P. ....         80,000              0
                                                   --------------  -------------
            Total:                                  2,121,212,000    772,727,000
                                                   ==============  =============

                                   SCHEDULE C

                                                                                              Total Number of
                                                         Number of International Firm       International Firm
                                                            Securities in ADS Form           Securities in ADS
       International Underwriters                               to be sold by              Form to be purchased
       --------------------------                     ----------------------------------- ----------------------
                                                                             Selling
                                                         Company           Shareholders
                                                      --------------     ----------------
Credit Suisse First Boston (Hong Kong) Limited ....
Deutsche Bank AG, Hong Kong Branch ................
Nomura International plc ..........................
ABN AMRO International plc ........................
DBS Bank Ltd ......................................
                                                      --------------     ----------------     ----------------
         Total ....................................
                                                      ==============     ================     ================

                                   SCHEDULE D

                                PRC Subsidiaries

Semiconductor Manufacturing International (Shanghai) Corporation

Semiconductor Manufacturing International (Beijing) Corporation

Semiconductor Manufacturing International (Tianjin) Corporation

                                   SCHEDULE E

                              Non-PRC Subsidiaries

SMIC Americas

SMIC Japan

SMIC Europe

                                     ANNEX A

                     Form of Lock-Up Agreement for Founders

                                                                 March ___, 2004

Credit Suisse First Boston LLC
 Eleven Madison Avenue
 New York, N.Y. 10010-3629

Deutsche Bank Securities Inc.
 60 Wall Street
 New York, NY 10005

     As representatives of the several U.S. underwriters

Credit Suisse First Boston (Hong Kong) Limited
 45/F, Two Exchange Square
 8 Connaught Place
 Central, Hong Kong

Deutsche Bank AG, Hong Kong Branch
 55th Floor, Cheung Kong Center,
 2 Queen's Road Central, Hong Kong

     As representatives of the several international underwriters


Dear Sirs:

          As an inducement to the Underwriters (defined herein) to execute the underwriting agreement (the "Underwriting Agreement") among Semiconductor Manufacturing International Corporation ("SMIC"), the selling shareholders named therein, Credit Suisse First Boston Corporation LLC and Deutsche Bank Securities Inc., acting as representatives (the "U.S. Representatives") of the several U.S. underwriters (the "U.S. Underwriters") named therein, and Credit Suisse First Boston (Hong Kong) Limited and Deutsche Bank AG, Hong Kong Branch, acting as representatives (the "International Representatives" and, together with the U.S. Representatives, the "Representatives") of the several international underwriters ("International Underwriters" and, together with the U.S. Underwriters, the "Underwriters") named therein, pursuant to which an offering will be made that is intended to result in the establishment of a public market for Ordinary Shares, par value US$0.0004 per share (the "Securities"), of SMIC, and any successor (by merger or otherwise) thereto, (the "Company"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

          Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

          In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

          This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before [insert date].

                                         Very truly yours,

                                         ..............................
                                         [Name of founder of SMIC]

                                     ANNEX B

       Form of Comfort Letter to be delivered by Deloitte Touche Tohmatsu, independent public accountants of the Company

                                     ANNEX C

                   Form of Opinion of Shearman & Sterling LLP,
                           U.S. Counsel to the Company

                                     ANNEX D

                    Form of Opinion of Jiangtian & Gongcheng,
                           PRC Counsel to the Company

                                     ANNEX E

                      Form of Opinion of Slaughter and May,
                        Hong Kong Counsel to the Company

                                     ANNEX F

                   Form of Opinion of Maples and Calder, Asia,
                      Cayman Islands Counsel to the Company

                                     ANNEX G

                Form of Opinion of Tokyo Aoyama Aoki Law Office,
                         Japanese Counsel to the Company

                                     ANNEX H

              Form of Opinion of Ziegler, Ziegler & Associates LLP,
                            Counsel to the Depositary

                                       53